UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	52-0782497
(State of incorporation or organization)	(IRS Employer Identification No.)

1626 East Jefferson Street Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/1000th interest in a 5.000% Series C Cumulative Redeemable Preferred Share, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities Act registration statement file number to which this form relates: 333-203999 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the depositary shares, each representing a 1/1000th interest in a 5.000% Series C Cumulative Redeemable Preferred Share, par value $0.01 per share (liquidation preference equivalent to $25.00 per depositary share), of Federal Realty Investment Trust (the “Registrant”) to be registered hereby is included under the section titled “Description of Shares of Beneficial Interest” in the prospectus dated May 8, 2015 included in the Registrant’s Registration Statement on Form S-3 (No. 333-203999) (the “Base Prospectus”) and in the section titled “Description of Depositary Shares and Series C Preferred Shares” in the prospectus supplement thereto dated September 25, 2017 that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (together with the Base Prospectus, the “Prospectus”), which Prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are being filed with or incorporated by reference into this Form 8-A Registration Statement filed with the Securities and Exchange Commission:

3.1	Declaration of Trust of Federal Realty Investment Trust dated May 5, 1999 as amended by the Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated May 6, 2004, as corrected by the Certificate of Correction of Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated June 17, 2004, as amended by the Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated May 6, 2009 (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-160009) and incorporated herein by reference)

3.2	Articles Supplementary Establishing and Fixing the Rights and Preferences of 5.000% Series C Cumulative Redeemable Preferred Shares, par value $0.01 per share

3.3	Amended and Restated Bylaws of Federal Realty Investment Trust dated February 12, 2003, as amended October 29, 2003, May 5, 2004, February 17, 2006, May 6, 2009, and November 2, 2016 (previously filed as Exhibit 3.2 to the Trusts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and incorporated herein by reference)

4.1	Deposit Agreement, among the Registrant, American Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts

4.2	Specimen receipt representing the Depositary Shares, each representing a 1/1000th interest in a 5.000% Series C Cumulative Redeemable Preferred Share, par value $0.01 per share, of the Registrant (included as part of Exhibit 4.1 above)

4.3	Specimen certificate representing the 5.000% Series C Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Registrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Dawn M. Becker
Name:	Dawn M. Becker
Title:	Executive Vice President-General Counsel and Secretary

Dated: September 29, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Declaration of Trust of Federal Realty Investment Trust dated May 5, 1999 as amended by the Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated May 6, 2004, as corrected by the Certificate of Correction of Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated June 17, 2004, as amended by the Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated May 6, 2009 (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-160009) and incorporated herein by reference)

3.2	Articles Supplementary Establishing and Fixing the Rights and Preferences of 5.000% Series C Cumulative Redeemable Preferred Shares, par value $0.01 per share

3.3	Amended and Restated Bylaws of Federal Realty Investment Trust dated February 12, 2003, as amended October 29, 2003, May 5, 2004, February 17, 2006, May 6, 2009, and November 2, 2016 (previously filed as Exhibit 3.2 to the Trusts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and incorporated herein by reference)

4.1	Deposit Agreement, among the Registrant, American Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts

4.2	Specimen receipt representing the Depositary Shares, each representing a 1/1000th interest in a 5.000% Series C Cumulative Redeemable Preferred Share, par value $0.01 per share, of the Registrant (included as part of Exhibit 4.1 above)

4.3	Specimen certificate representing the 5.000% Series C Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Registrant.